THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURED SENIOR PROMISSORY NOTE

Seoul, Korea
July 2, 2007

FOR VALUE RECEIVED, Eugene Science, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of _____________ ("Lender"), in lawful money of the United States at the address of Lender set forth herein, the principal amount of $__________, together with interest. This secured senior promissory note (this "Note") has been executed by Borrower on the date set forth above (the "Effective Date") pursuant to the Note and Warrant Purchase Agreement entered into as of the date hereof between Lender and Borrower (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1. Interest. This Note shall bear interest at a rate of 10% per annum (“Interest Rate”) from the Effective Date and continuing until payment in full of this Note.

2. Maturity Date. All or any portion of this Note, all accrued interest hereon and all other sums due hereunder, shall be due and payable on demand by Lender on January 2, 2008 (the “Maturity Date”), subject to the up to three extensions of the Maturity Date set forth in the Purchase Agreement.

3. Application of Payments.

3.1. Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lender for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of accrued but unpaid interest due under this Note and (iii) then to the payment of outstanding principal due under this Note.

3.2. Upon payment in full of this Note and applicable accrued and unpaid interest hereon, this Note shall be marked "Paid in Full" and returned to Borrower.

4. Waiver of Notice. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

5. Optional Conversion. At any time prior to January 2, 2008, upon 10 days prior written notice to Borrower (“Conversion Date”), Lender shall have the right, in its sole discretion, to covert all outstanding principal and accrued interest under this Note existing as of close of business on the Conversion Date into shares of the Company’s Common Stock (“Common Stock”) at the conversion price set forth below. If Lender elects to convert this Note into shares of Common Stock, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the outstanding principal and accrued but unpaid interest due on this Note on the Conversion Date by (b) $0.65.

6. Transfer. This Note may be transferred by Lender at any time, provided that such transfer complies with applicable securities laws and the limitations on transfer set forth in Section 6.8 of the Purchase Agreement.

7. Events of Default. The occurrence of any of following events (each an "Event of Default"), not cured in any applicable cure period, shall constitute an Event of Default of Borrower:

7.1. The failure to make when due any payment described in this Note or the Purchase Agreement, whether on or after the Maturity Date, by acceleration or otherwise; and

7.2. A breach of any representation, warranty, covenant or other provision of this Note or the Purchase Agreement, which, if capable of being cured, is not cured within 10 days following notice thereof to the Company;

7.3. (i) The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (ii) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Borrower, or (iv) the insolvency of Borrower.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, the Lenders that own at least a majority of the aggregate principal amount of all notes issued pursuant to the Purchase Agreement, plus all accrued and unpaid interest thereon, may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note, and all notes issued pursuant to the Purchase Agreement, to be forthwith due and payable, whereupon the entire outstanding principal due under this Note, together with all accrued and unpaid interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding; and (ii) exercise any and all other remedies provided hereunder or available at law or in equity. In addition to the foregoing, Borrower may be required to issue warrants to Lender as set forth in Section 2.6 of the Purchase Agreement, which issuance would not preclude Lender from taking any and all actions whether at law or equity to enforce its rights.

8. Miscellaneous.

8.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

8.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

8.3. Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the addresses set forth in the Purchase Agreement unless another address is provided to the other party in writing.

8.4 Governing Law. This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of Orange and State of California.

8.5 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.

8.6 Remedies; Costs of Collection; Attorneys' Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Note and interest payable thereon, reasonable attorneys' fees and any other reasonable costs incurred by Lender in connection with its pursuit of its remedies under this Note.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed on the Effective Date.

BORROWER:

EUGENE SCIENCE INC.

By:	Seung Kwon Noh
Chief Executive Officer